Exhibit 21
                             THERMO CARDIOSYSTEMS INC.

                          Subsidiaries of the Registrant

   As of February 28, 1997, the Registrant owned the following subsidiaries:

                                                       STATE OR
                                                     JURISDICTION    PERCENT
                          NAME                             OF           OF
                                                     INCORPORATION   OWNERSHIP

              Nimbus Inc.                             Massachusetts    100 %

              TCA Securities Corporation              Massachusetts    100 %